[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Entity # C9005-2002 Document Number: 20060248316-92
Date Filed: 4/19/2006 4:04:34 P.M.
Articles of Merger (PURSUANT TO NRS 92A.200) Page 1		In the office of /s/ Dean Heller Dean Heller Secretary of State ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1)
Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐and attach an 81/2" x 11'' blank sheet containing the required information for each additional entity.

OPEN ENERGY CORPORATION
Name of merging entity

NEVADA	DOMESTIC CORPORATION
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

BARNABUS ENERGY, INC.
Name of surviving entity

NEVADA	DOMESTIC CORPORATION
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger 2003
Revised on 10/03/05

This form must be accompanied by appropriate fees.Nevada Secretary of State AM Merger 2003
Revised on 10/03/05
[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)

ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):
Attn: N/A
c/o:

3)	(Choose one)

☒	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)
Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box and attach an 8 1/2" x 11'' blank sheet containing the required information for each additional entity):

(a)	Owner's approval was not required from

OPEN ENERGY CORPORATION

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

BARNABUS ENERGY, INC.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger 2003
Revised on 10/03/05

[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)

ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of *:

N/A
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger 2003
Revised on 10/03/05

[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)

ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

N/A
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger 2003
Revised on 10/03/05

[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)

ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

The Articles of Incorporation of Barnabus Energy, Inc. (the "Surviving Entity") shall survive the merger and will be the articles of the Surviving Entity except that the First Article shall be replaced in its entirety with the following: FIRST: The name of the corporation is Open Energy Corporation.

6)	Location of Plan of Merger (check a or b):

☒	(a) The entire plan of merger is attached;

or,

☐
(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optional): 4/21/06

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them ''Restated'' or ''Amended and Restated,'' accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger 2003
Revised on 10/03/05

[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

ABOVE SPACE IS FOR OFFICE USE ONLY

8)
Signatures - Must be signed by: An officer of each corporation whether or not for profit; all general partners of each limited partnership or limited-liability limited partnership; a manager of each limited-liability company with managers or by one member if without managers; a trustee of a business trust; a managing partner of a limited-liability partnership; by one partner of a general partnership.* (If there are more than four merging entities, check box and attach an 8½'' x 11'' blank sheet containing the required information for each additional entity.):

OPEN ENERGY CORPORATION
Name of merging entity

DAVID P. SALTMAN	PRESIDENT	4/19/06
Signature /s/ David Satman	Title	Date

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date

BARNABUS ENERGY, INC.
Name of surviving entity

DAVID P. SALTMAN /s/ David Saltman	PRESIDENT	4/19/06
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger 2003
Revised on 10/03/05

Plan of Merger

The following is a plan, adopted under section 92A.130 of the Nevada Business Corporation Act, pursuant to which Barnabus Energy, Inc. (the "Surviving Entity"), a Nevada corporation, shall be merged into Open Energy Corporation (the "Merging Entity"), a Nevada corporation, without a vote of the stockholders of either corporation:

The Surviving Entity owns 100% of the outstanding capital stock of the Merging Entity.

(a) The Merging Entity shall merge with and into the Surviving Entity.

(b) The terms and conditions of the proposed merger are as follows:

1. Upon the effective date of the merger as set forth, which shall be the date hereof, the separate corporate existence of the Merging Entity shall cease and the Surviving Entity shall become the owner, without other transfer, of all of the rights and property of both corporations and shall become subject to all of the debts and liabilities of both corporation in the same manner as if the Surviving Entity had itself incurred them.

(c) The method of converting the shares of the Merging Entity into shares of the Surviving Entity shall be as follows:

1. In connection with the proposed merger, all outstanding shares of the Merging Entity will be cancelled, and all shares of the Surviving Entity will stand as the shares of the Surviving Entity.

(d) The following additional provisions also apply to the proposed merger.

1. The Articles of Incorporation of the Surviving Entity shall survive the merger and will be the articles of the Surviving Entity except that the First Article shall be replaced in its entirety with the following: FIRST. The name of the corporation is Open Energy Corporation.

2. The By-Laws of the Surviving Entity shall survive the merger and shall be in effect as the By-Laws of the Surviving Entity until amended according to the provisions thereof.

3. The current officers and directors of the Surviving Entity will retain the same title and responsibilities of the Surviving Entity. Each such person shall hold such office until his successors are elected.

4. The Merging Entity and its officers and directors will execute any writings which may be required subsequent to the merger to transfer to the Surviving Entity, for purposes of a record or for other purposes, title to any assets or rights held by the Merging Entity.

5. Neither the Surviving Entity nor the Merging Entity shall, prior to the effective date of the merger, engage in any activity or transaction other than in the ordinary course of business except as contemplated by this Plan of Merger.

6. The directors of either constituent corporation may, as provided by law, abandon this merger at any time before the merger has been completed.